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Chris Brooks
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Hilton Worldwide Reports First Quarter Results, Exceeds High End of Adjusted EBITDA Guidance

MCLEAN, VA (April 27, 2016) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its first quarter 2016 results. Highlights include:

•	EPS, adjusted for special items, for the first quarter was $0.17, a 42 percent increase from the same period in 2015; without adjustments, EPS was $0.31

•	Net income attributable to Hilton stockholders for the first quarter was $309 million, an increase of $159 million from the same period in 2015

•	Adjusted EBITDA for the first quarter increased 9 percent from the same period in 2015 to $653 million, and Adjusted EBITDA margin increased 260 basis points

•	System-wide comparable RevPAR increased 2.1 percent for the first quarter on a currency neutral basis from the same period in 2015

•	Management and franchise fees for the first quarter increased 5 percent from the same period in 2015 to $409 million

•	Net unit growth was 6,500 rooms in the first quarter, a 16 percent increase from the same period in 2015

•
Approved 26,000 new rooms for development during the first quarter, a 14 percent increase from the same period in 2015, growing Hilton's development pipeline to 1,729 hotels, consisting of 281,000 rooms

•	As previously disclosed, registration statements for planned spin-offs of real estate and timeshare businesses expected to be filed during the second quarter

•	Announced CEO and CFO appointments for planned REIT in separate press release this morning

Overview

For the three months ended March 31, 2016, EPS was $0.31 compared to $0.15 for the three months ended March 31, 2015, and EPS, adjusted for special items, was $0.17 for the three months ended March 31, 2016 compared to $0.12 for the three months ended March 31, 2015. Special items in the first quarter of 2016 were primarily related to a $153 million net change in unrecognized tax benefits. Adjusted EBITDA increased 9 percent to $653 million for the three months ended March 31, 2016, compared to $599 million for the three months ended March 31, 2015, and net income attributable to Hilton stockholders was $309 million for the three months ended March 31, 2016 compared to $150 million for the three months ended March 31, 2015.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We are pleased with our start to the year with Adjusted EBITDA exceeding the high end of guidance. We continue to organically expand the global presence of our 13 distinct, market-leading brands, with over 9,200 new rooms opening in the quarter, including openings in two new countries, resulting in net unit growth that was 16 percent higher than the first quarter of last year. Construction started on the first Tru by Hilton in the quarter and we now have 48 in the pipeline and 170 more committed or in progress, representing the fastest growth of a new brand in Company history."

Segment Highlights

Management and Franchise

Management and franchise fees were $409 million in the first quarter of 2016, an increase of 5 percent compared to the same period in 2015. RevPAR at comparable managed and franchised hotels in the first quarter of 2016 increased 1.9 percent on a currency neutral basis (a 0.9 percent increase in actual dollars) compared to the same period in 2015. The increase in RevPAR at comparable managed and franchised hotels and addition of new units have yielded continued fee growth during the first quarter of 2016.

Ownership

Revenues from the ownership segment were $974 million in the first quarter of 2016, and ownership segment Adjusted EBITDA was $207 million, an increase of 13 percent(1) from the same period in 2015. Adjusted EBITDA margin(1)(2) increased 187 basis points. RevPAR at comparable hotels in the ownership segment increased 3.1 percent on a currency neutral basis (a 1.4 percent increase in actual dollars) in the first quarter of 2016 compared to the same period in 2015.
____________

(1)	Excluding $7 million of Adjusted EBITDA in the first quarter of 2015 related to the Hilton Sydney.

(2)	Calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues. Excluding $20 million of revenues in the first quarter of 2015 related to the Hilton Sydney.

Timeshare

Timeshare segment revenues for the first quarter of 2016 were $326 million and timeshare Adjusted EBITDA was $95 million, an increase of 28 percent, compared to the same period in 2015. Sales revenue on owned inventory increased $23 million during the first quarter of 2016 from the same period in 2015, while commissions recognized from the sale of third-party developed timeshare intervals decreased $25 million during the first quarter of 2016 from the same period in 2015, resulting from a successful launch of a new third-party developed product in December 2014.

During the three months ended March 31, 2016, 64 percent of intervals sold were developed by third parties. Hilton Worldwide's overall supply of timeshare intervals as of March 31, 2016 was approximately 130,000 intervals, or over six years of sales at current pace, of which 110,000, or 85 percent, were developed by third parties.

Development

Hilton Worldwide opened 67 hotels consisting of over 9,200 rooms, of which nearly 25 percent were conversions from non-Hilton brands, and achieved net unit growth of 6,500 rooms during the first quarter of 2016. During the first quarter of 2016, Hilton Worldwide grew its global footprint to 102 countries and territories with the openings of the Hilton Garden Inn Tanger City Center in Tangier, Morocco and the DoubleTree by Hilton Yerevan City Centre in Yerevan, Armenia.

As of March 31, 2016, Hilton Worldwide had the largest rooms pipeline in the lodging industry(3), with approximately 281,000 rooms at 1,729 hotels throughout 81 countries and territories, including 25 countries and territories where Hilton Worldwide does not currently have any open hotels. Over 145,000 rooms, or more than half of the pipeline, were located outside of the

United States. Additionally, over 139,000 rooms, or approximately half of the pipeline, were under construction. At over 19 percent, Hilton Worldwide also has the largest share of rooms under construction globally(3). Including all agreements approved but not signed, Hilton Worldwide's pipeline totaled nearly 300,000 rooms, which will be almost entirely funded by third-party owner investment.
____________

(3)	Source: STR Global New Development Pipeline (March 2016).

Balance Sheet and Liquidity

Total cash and cash equivalents were $973 million as of March 31, 2016, including $281 million of restricted cash and cash equivalents. As of March 31, 2016, Hilton had $10.0 billion of long-term debt with a weighted average interest rate of 4.3 percent. No borrowings were outstanding under the $1.0 billion revolving credit facility as of March 31, 2016.

In March 2016, Hilton Worldwide paid a quarterly cash dividend of $0.07 per share on shares of its common stock, for a total of $69 million. Hilton Worldwide announced a regular quarterly cash dividend of $0.07 per share of common stock to be paid on or before June 17, 2016 to stockholders of record of its common stock as of the close of business on May 20, 2016.

Outlook

Hilton Worldwide will disclose financial and other details of the planned spin-offs of the real estate and timeshare businesses in filings with the Securities and Exchange Commission ("SEC"), which are expected to be filed during the second quarter. The transactions are subject to execution of intercompany agreements, arrangement of adequate financing facilities, the effectiveness of the registration statements, final approval by Hilton's Board of Directors and other customary conditions. The spin-off transactions will not require a shareholder vote. The spin-offs are expected to be completed by year end but there can be no assurance regarding the ultimate timing of the spin-offs or that either or both of the spin-offs will ultimately occur. The following outlook does not include the effects of the spin-offs, including potential transaction costs.

Full Year 2016

•
System-wide RevPAR is expected to increase between 3.0 percent and 5.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 3.0 percent and 5.0 percent on a comparable and currency neutral basis, as compared to 2015.

•	Adjusted EBITDA is projected to be between $3,020 million and $3,100 million.

•	Management and franchise fees are projected to increase approximately 7 percent to 9 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $370 million and $390 million.

•	Corporate expense and other is projected to be between $240 million and $250 million.

•	Diluted EPS, adjusted for special items, is projected to be between $0.92 and $0.98.

•	Capital expenditures, excluding timeshare inventory, are expected to be between $400 million and $450 million.

•	Net unit growth is expected to be approximately 45,000 rooms to 50,000 rooms.

•	Cash available for debt reduction and capital return is expected to be between $800 million and $1 billion.

Second Quarter 2016

•	System-wide RevPAR is expected to increase between 3.0 percent and 5.0 percent on a comparable and currency neutral basis compared to the second quarter of 2015.

•	Adjusted EBITDA is expected to be between $790 million and $810 million.

•	Management and franchise fees are expected to increase approximately 7 percent to 9 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.25 and $0.27.

Conference Call

Hilton Worldwide will host a conference call to discuss first quarter 2016 results on April 27, 2016 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hiltonworldwide.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hiltonworldwide.com/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 5025845. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 or 1-412-317-0088 using the replay access code 10083376.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources, the planned spin-offs and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton's significant investments in owned and leased real estate, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States, risks related to Hilton's proposed spin-offs and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC, as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margin, Net debt and Net debt to Adjusted EBITDA ratio. Please see the schedules to this press release including the "Definitions" section for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide (NYSE: HLT) is a leading global hospitality company, comprised of more than 4,660 managed, franchised, owned and leased hotels and timeshare properties, with nearly 765,000 rooms in 102 countries and territories. For 96 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of 13 world-class global brands includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®. Hilton HHonors members who book directly through preferred Hilton channels have access to benefits including free standard Wi-Fi, as well as digital amenities that are available exclusively through the industry-leading Hilton HHonors app, where HHonors members can check-in, choose their room and access their room using a Digital Key. Visit news.hiltonworldwide.com for more information and connect with Hilton Worldwide at www.facebook.com/hiltonworldwide, www.twitter.com/hiltonworldwide, www.youtube.com/hiltonworldwide, www.flickr.com/hiltonworldwide, www.linkedin.com/company/hilton-worldwide and www.instagram.com/hiltonworldwide.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues
Owned and leased hotels	$967	$957
Management and franchise fees and other	386	371
Timeshare	326	321
	1,679	1,649
Other revenues from managed and franchised properties	1,071	950
Total revenues	2,750	2,599

Expenses
Owned and leased hotels	756	768
Timeshare	217	234
Depreciation and amortization	169	175
Impairment loss	15	—
General, administrative and other	113	127
	1,270	1,304
Other expenses from managed and franchised properties	1,071	950
Total expenses	2,341	2,254

Gain on sales of assets, net	—	145

Operating income	409	490

Interest income	3	6
Interest expense	(139)	(144)
Equity in earnings from unconsolidated affiliates	3	4
Loss on foreign currency transactions	(12)	(18)
Other loss, net	—	(25)

Income before income taxes	264	313

Income tax benefit (expense)	46	(163)

Net income	310	150
Net income attributable to noncontrolling interests	(1)	—
Net income attributable to Hilton stockholders	$309	$150

Weighted average shares outstanding
Basic	987	986
Diluted	989	988

Earnings per share
Basic	$0.31	$0.15
Diluted	$0.31	$0.15

Cash dividends declared per share	$0.07	$—

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended
	March 31,
	2016	2015
Management and franchise	$409	$391
Ownership(1)	207	190
Timeshare	95	74
Corporate and other	(58)	(56)
Adjusted EBITDA(2)(3)	$653	$599
____________

(1)	Includes unconsolidated affiliate Adjusted EBITDA.

(2)	See "Non-GAAP Financial Measures Reconciliations—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.
(3)Adjusted EBITDA included the following intercompany charges that were eliminated in the condensed consolidated financial statements:

	Three Months Ended
	March 31,
	2016	2015
	(in millions)
Rental and other fees(a)	$6	$6
Management, royalty and intellectual property fees(b)	33	30
Licensing fee(c)	10	9
Laundry services(d)	2	2
Other(e)	1	1
Intersegment fees elimination	$52	$48
____________

(a)	Represents charges to the timeshare segment by the ownership segment.

(b)	Represents fees charged to consolidated owned and leased properties by the management and franchise segment.

(c)	Represents fees charged to the timeshare segment by the management and franchise segment.

(d)
Represents charges to consolidated owned and leased properties for services provided by Hilton Worldwide's wholly owned laundry business. Revenues from the laundry business are included in other revenues.

(e)	Represents other intercompany charges, which are a benefit to the ownership segment and a cost to corporate and other.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Americas	71.2%	(0.5)%	pts.	$140.75	2.7%	$100.24	1.9%
Europe	64.7	(0.2)		137.02	3.1	88.64	2.9
Middle East & Africa	64.2	(2.2)		169.03	(1.4)	108.46	(4.7)
Asia Pacific	66.9	3.8		148.30	1.1	99.24	7.1
System-wide	70.2	(0.3)		141.62	2.5	99.42	2.1

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Waldorf Astoria Hotels & Resorts	67.0%	(0.9)%	pts.	$327.73	3.7%	$219.63	2.3%
Conrad Hotels & Resorts	64.1	2.4		264.81	(4.4)	169.65	(0.7)
Hilton Hotels & Resorts	70.1	(0.7)		164.53	3.3	115.36	2.3
Curio - A Collection by Hilton	76.4	(1.5)		271.56	1.4	207.43	(0.6)
DoubleTree by Hilton	69.9	0.8		132.51	2.7	92.60	4.0
Embassy Suites by Hilton	76.3	(0.1)		159.84	3.1	121.92	3.0
Hilton Garden Inn	70.9	(0.3)		127.98	2.2	90.74	1.8
Hampton by Hilton	68.0	(0.6)		116.69	1.7	79.30	0.8
Homewood Suites by Hilton	74.4	(0.1)		132.59	2.2	98.67	1.2
Home2 Suites by Hilton	74.2	3.6		109.32	1.0	81.15	6.2
System-wide	70.2	(0.3)		141.62	2.5	99.42	2.1

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Ownership(1)	73.5%	(0.7)%	pts.	$182.31	4.0%	$134.01	3.1%
U.S.	78.5	(0.3)		197.50	4.8	154.97	4.3
International (non-U.S.)	67.9	(1.1)		162.37	2.8	110.20	1.1

Management and franchise	69.9	(0.2)		137.69	2.3	96.24	1.9
U.S.	71.0	(0.6)		137.88	2.4	97.88	1.6
International (non-U.S.)	65.5	1.0		136.89	2.0	89.67	3.6

System-wide	70.2	(0.3)		141.62	2.5	99.42	2.1
U.S.	71.4	(0.5)		141.64	2.6	101.16	1.8
International (non-U.S.)	65.9	0.6		141.53	2.1	93.31	3.0
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2016	2015	$	%
Management fees:
Base fees(1)	$85	$81	4	4.9
Incentive fees(2)	42	37	5	13.5
Total base and incentive fees	127	118	9	7.6
Other management fees(3)	9	8	1	12.5
Total management fees	136	126	10	7.9
Franchise fees(4)	273	265	8	3.0
Total management and franchise fees	409	391	18	4.6
Other revenues(5)	22	21	1	4.8
Intersegment fees elimination(1)(2)(4)(5)	(45)	(41)	(4)	9.8
Management and franchise fees and other revenues	$386	$371	15	4.0
____________

(1)
Includes management, royalty and intellectual property fees of $27 million and $26 million for the three months ended March 31, 2016 and 2015, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements.

(2)
Includes management, royalty and intellectual property fees of $6 million and $4 million for the three months ended March 31, 2016 and 2015, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements.

(3)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(4)	Includes a licensing fee earned from the timeshare segment of $10 million and $9 million for the three months ended March 31, 2016 and 2015, respectively.

(5)	Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million for each of the three months ended March 31, 2016 and 2015.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2016	2015	$	%
Revenues
Timeshare sales	$235	$237	(2)	(0.8)
Resort operations	55	50	5	10.0
Financing and other	36	34	2	5.9
	$326	$321	5	1.6

Operating Expenses
Timeshare sales	$170	$188	(18)	(9.6)
Resort operations	30	31	(1)	(3.2)
Financing and other	17	15	2	13.3
	$217	$234	(17)	(7.3)

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of March 31, 2016

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	4	1,148	8	5,535	—	—	12	6,683
Americas (excluding U.S.)	—	—	1	153	1	984	2	1,137
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	3	1,029	—	—	3	1,029
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	707	1	256	4	1,154
Middle East & Africa	1	614	2	641	—	—	3	1,255
Asia Pacific	—	—	12	3,727	1	636	13	4,363
Hilton Hotels & Resorts
U.S.	25	23,090	38	23,723	176	53,350	239	100,163
Americas (excluding U.S.)	3	1,668	22	7,428	19	6,015	44	15,111
Europe	69	17,925	47	15,197	37	9,190	153	42,312
Middle East & Africa	6	2,276	45	13,966	1	410	52	16,652
Asia Pacific	7	3,391	69	26,043	8	2,948	84	32,382
Curio - A Collection by Hilton
U.S.	1	224	1	998	15	3,179	17	4,401
Americas (excluding U.S.)	—	—	—	—	3	525	3	525
Europe	—	—	—	—	1	278	1	278
DoubleTree by Hilton
U.S.	11	4,264	27	7,946	277	66,409	315	78,619
Americas (excluding U.S.)	—	—	4	785	17	3,275	21	4,060
Europe	—	—	11	3,456	59	10,203	70	13,659
Middle East & Africa	—	—	9	1,874	4	488	13	2,362
Asia Pacific	—	—	40	11,469	2	965	42	12,434
Embassy Suites by Hilton
U.S.	10	2,523	34	9,154	176	40,265	220	51,942
Americas (excluding U.S.)	—	—	3	623	5	1,282	8	1,905
Hilton Garden Inn
U.S.	2	290	4	430	577	79,026	583	79,746
Americas (excluding U.S.)	—	—	8	1,071	28	4,491	36	5,562
Europe	—	—	18	3,306	27	4,453	45	7,759
Middle East & Africa	—	—	6	1,337	—	—	6	1,337
Asia Pacific	—	—	8	1,329	—	—	8	1,329
Hampton by Hilton
U.S.	1	130	50	6,178	1,938	188,129	1,989	194,437
Americas (excluding U.S.)	—	—	11	1,416	79	9,382	90	10,798
Europe	—	—	10	1,537	31	4,716	41	6,253
Asia Pacific	—	—	—	—	3	597	3	597
Homewood Suites by Hilton
U.S.	—	—	25	2,687	352	39,615	377	42,302
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	80	8,326	80	8,326
Americas (excluding U.S.)	—	—	1	97	2	227	3	324
Other	1	129	2	857	3	452	6	1,438
Lodging	144	58,326	532	156,955	3,939	542,065	4,615	757,346
Hilton Grand Vacations	—	—	46	7,402	—	—	46	7,402
Total	144	58,326	578	164,357	3,939	542,065	4,661	764,748
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2016	2015	$	%
Hotel property and equipment	$77	$82	(5)	(6.1)
Timeshare property and equipment	3	2	1	50.0
Corporate and other property and equipment	4	4	—	—
Total capital expenditures for property and equipment	84	88	(4)	(4.5)
Software capitalization costs	11	8	3	37.5
Contract acquisition costs	9	11	(2)	(18.2)
Expenditures for timeshare inventory net of costs of sales(1)	3	15	(12)	(80.0)
Total capital expenditures	$107	$122	(15)	(12.3)
____________

(1)
Timeshare capital expenditures for inventory additions were $32 million and $41 million for the three months ended March 31, 2016 and 2015, respectively, and timeshare costs of sales were $29 million and $26 million, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Net income attributable to Hilton stockholders, as reported	$309	$150
Diluted EPS, as reported	$0.31	$0.15
Special items:
Impairment loss	15	—
Costs incurred for planned spin-offs(1)	9	—
Share-based compensation expense(2)	—	2
Asset acquisitions and dispositions(3)	1	(94)
Tax-related adjustments(4)	(153)	4
Total special items before tax	(128)	(88)
Income tax benefit (expense) on special items	(10)	53
Total special items after tax	$(138)	$(35)

Net income, adjusted for special items	$171	$115
Diluted EPS, adjusted for special items	$0.17	$0.12
____________

(1)	This amount includes expense that was recognized in general, administrative and other expenses related to the planned spin-offs of the real estate and timeshare businesses expected later this year.

(2)
This amount includes expense that was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amounts exclude share-based compensation expense related to awards issued under the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan.

(3)
The amount for the three months ended March 31, 2016 relates to severance costs from the sale of the Waldorf Astoria New York. The amount for the three months ended March 31, 2015 relates primarily to the net gain on the sale of the Waldorf Astoria New York, as well as amounts recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale. The amounts are detailed as follows:

Three Months Ended
March 31, 2015
Gain on sale of the Waldorf Astoria New York, net of transaction costs	$(145)
Severance costs	13
Acquisition-related transaction costs	19
Reduction of unamortized management contract intangible asset related to properties that were managed by Hilton prior to acquisition	13
Reduction of remaining deferred issuance costs related to the mortgage loan secured by the Waldorf Astoria New York	6
$(94)

(4)
The amount for the three months ended March 31, 2016 relates to the net change in unrecognized tax benefits. On March 31, 2015, a foreign jurisdiction where the Company had deferred tax assets reduced the statutory rate resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended
	March 31,
	2016	2015
Net income attributable to Hilton stockholders	$309	$150
Interest expense	139	144
Income tax expense (benefit)	(46)	163
Depreciation and amortization	169	175
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	8	7
EBITDA	579	639
Net income attributable to noncontrolling interests	1	—
Gain on sales of assets, net	—	(145)
Loss on foreign currency transactions	12	18
FF&E replacement reserve	13	13
Share-based compensation expense	18	30
Impairment loss	15	—
Other loss, net(1)	—	25
Other adjustment items(2)	15	19
Adjusted EBITDA	$653	$599
____________

(1)	Represents costs related to the acquisitions of property and equipment and a loss related to a disposition of property and equipment.

(2)	Represents adjustments for reorganization costs, severance and other items.

	Three Months Ended
	March 31,
	2016	2015
Total revenues, as reported	$2,750	$2,599
Less: other revenues from managed and franchised properties	(1,071)	(950)
Total revenues, excluding other revenues from managed and franchised properties	$1,679	$1,649

Adjusted EBITDA	$653	$599

Adjusted EBITDA margin	38.9%	36.3%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	March 31,	December 31,
	2016	2015
Long-term debt, including current maturities	$9,975	$9,951
Add: unamortized deferred financing costs	84	90
Long-term debt, including current maturities and excluding unamortized deferred financing costs	10,059	10,041
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	226	229
Less: cash and cash equivalents	(692)	(609)
Less: restricted cash and cash equivalents	(281)	(247)
Net debt	$9,312	$9,414

	Three Months Ended		Year Ended	TTM(1)
	March 31,		December 31,	March 31,
	2016	2015	2015	2016
Net income attributable to Hilton stockholders	$309	$150	$1,404	$1,563
Interest expense	139	144	575	570
Income tax expense (benefit)	(46)	163	80	(129)
Depreciation and amortization	169	175	692	686
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	8	7	32	33
EBITDA	579	639	2,783	2,723
Net income attributable to noncontrolling interests	1	—	12	13
Gain on sales of assets, net	—	(145)	(306)	(161)
Loss on foreign currency transactions	12	18	41	35
FF&E replacement reserve	13	13	48	48
Share-based compensation expense	18	30	162	150
Impairment loss	15	—	9	24
Other loss (gain), net(2)	—	25	1	(24)
Other adjustment items(3)	15	19	129	125
Adjusted EBITDA	$653	$599	$2,879	$2,933

Net debt				$9,312

Net debt to Adjusted EBITDA ratio				3.2
____________

(1)	Trailing twelve months ("TTM") March 31, 2016 is calculated as three months ended March 31, 2016 plus year ended December 31, 2015 less three months ended March 31, 2015.

(2)	Represents gains and losses on the acquisitions and dispositions of property and equipment and lease restructuring transactions.

(3)	Represents adjustments for reorganization costs, severance, offering costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2016
(unaudited, in millions)

	Three Months Ending June 30, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders	$251	$263
Interest expense	141	141
Income tax expense	168	176
Depreciation and amortization	173	173
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	8	8
EBITDA	741	761
Net income attributable to noncontrolling interests	4	4
FF&E replacement reserve	14	14
Share-based compensation expense	28	28
Other adjustment items(1)	3	3
Adjusted EBITDA	$790	$810

	Year Ending December 31, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,058	$1,113
Interest expense	563	563
Income tax expense	456	491
Depreciation and amortization	690	690
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	31	31
EBITDA	2,798	2,888
Net income attributable to noncontrolling interests	13	13
Loss on foreign currency transactions	12	12
FF&E replacement reserve	52	52
Share-based compensation expense	95	95
Impairment loss	15	15
Other adjustment items(1)	35	25
Adjusted EBITDA	$3,020	$3,100
____________

(1)	Represents adjustments for reorganization costs, severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2016
(unaudited, in millions, except per share data)

	Three Months Ending June 30, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$251	$263
Diluted EPS, before special items	$0.25	$0.27

Net income, adjusted for special items	$251	$263
Diluted EPS, adjusted for special items	$0.25	$0.27

	Year Ending December 31, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$1,058	$1,113
Diluted EPS, before special items	$1.06	$1.12
Special items:
Impairment loss	15	15
Costs incurred for planned spin-offs(1)	9	9
Asset disposition(2)	1	1
Tax-related adjustment(3)	(153)	(153)
Total special items before tax	(128)	(128)
Income tax expense on special items	(10)	(10)
Total special items after tax	$(138)	$(138)

Net income, adjusted for special items	$920	$975
Diluted EPS, adjusted for special items	$0.92	$0.98
____________

(1)	This amount includes expense that was recognized in general, administrative and other expenses related to the planned spin-offs of the real estate and timeshare businesses expected later this year.

(2)	This amount relates to severance costs from the sale of the Waldorf Astoria New York.

(3)	This amount relates to the net change in unrecognized tax benefits.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under United States ("U.S.") generally accepted accounting principles ("GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based compensation expense; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; (ii) the Company's share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with U.S. GAAP and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,615 hotels in the Company's system as of March 31, 2016, 3,851 were classified as comparable hotels. The 764 non-comparable hotels included 169 properties, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.